SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 4, 2002
                        (Date of Earliest Event Reported)

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 1-15607

            DELAWARE                                    04-3483032
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)

Item 5.      Other Events and Regulation FD Disclosure

             On November 4, 2002, John Hancock Financial Services, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

             Exhibit No.                 Item
             -----------                 ----

             99 Press Release of John Hancock Financial Services, Inc., dated November 4, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           JOHN HANCOCK FINANCIAL SERVICES, INC.



Date:     November 5, 2002                 By:  /s/ Thomas E. Moloney
                                                --------------------------------
                                                Thomas E. Moloney
                                                Senior Executive Vice President
                                                and Chief Financial Officer

                                                                      Exhibit 99

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News                                                      John Hancock [LOGO]
                                                        FINANCIAL SERVICES




FOR IMMEDIATE RELEASE                       Contact:          For Media:
                                                              Roy V. Anderson
                                                              (617) 572-6385

                                                              For Investors:
                                                              Jean Peters
                                                              (617) 572-9282

                      John Hancock Financial Services, Inc.
                    Declares Annual Dividend on Common Stock

BOSTON, November 4, 2002 - John Hancock Financial Services, Inc. (NYSE: JHF) today announced that its board of directors has declared an annual dividend of $0.32 per common share payable on December 11, 2002 to shareholders of record at the close of business on November 18, 2002. This is Hancock's third common stock dividend since going public. In December 2001, Hancock paid an annual dividend of $0.31 per common share.

John Hancock Financial Services, Inc. is a leading financial services company, providing a broad array of insurance and investment products and services to retail and institutional customers. As of September 30, 2002, Hancock and its subsidiaries had total assets under management of $121.2 billion, and there were approximately 288.35 million shares of John Hancock common stock issued and outstanding.

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